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                                                                    EXHIBIT 10.1

August 8, 2000


Mr. Jim D. Kever, Director
Mr. Kevin S. Moore, Director
Special Committee of the Board of Directors
3D Systems Corporation
26081 Avenue Hall
Valencia, CA 91355

Dear Messrs. Kever and Moore

RE: AMENDMENT TO RETAINER AGREEMENT BETWEEN REGENT PACIFIC MANAGEMENT CORPORATION AND 3D SYSTEMS CORPORATION

This Amendment to Retainer Agreement sets forth certain amendments to the Retainer Agreement between Regent Pacific Management Corporation, a California corporation ("Regent Pacific"), and 3D Systems Corporation, a Delaware corporation, and its wholly owned and controlled subsidiaries (collectively, "3D Systems"), dated September 9, 1999, (the "Original Retainer Agreement"). Except for the amendments expressly contained herein, the Original Retainer Agreement shall remain in full force and effect.

Paragraph 1 of the Original Retainer Agreement is hereby amended in its entirety as follows:

     1. "Regent Pacific agrees to provide a team consisting of four full-time equivalents ("FTEs"), to assume the chief executive and general management responsibilities of 3D Systems, and to develop and implement a restructuring plan for 3D Systems. In addition, Regent Pacific agrees to make available up to two additional FTEs to provide additional management services on an as needed basis, beginning February 12, 2000."

The paragraph regarding "FEES:" of the Original Retainer Agreement is hereby amended in its entirety as follows:

          "FEES: Regent Pacific has agreed to provide the work product included in this agreement for a period of twenty-four (24) months, including eighteen (18) months of non-cancelable services. This service shall be $12,500 per FTE per week payable in four (4) week increments, each to be paid in advance of each Regent Pacific standard four-week billing period. The maximum payment for the first four FTEs shall be $50,000 per week. It is agreed and understood between us that the payments of such cash fees are to be made immediately preceding the start of each four-week billing period, and that failure to pay such periodic payments when due shall constitute a breach of this agreement by 3D Systems. It is further understood that such Regent Pacific's fees are to be paid in advance of the work to be performed. It is further agreed that such cash payments are earned upon

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Mr. Jim D. Kever
Mr. Kevin S. Moore
Special Committee of the Board of Directors
August 8, 2000
Page 2 of 3

          provision of the agreed upon services by Regent Pacific. Additionally, the services provided by up to two additional FTEs beginning February 12, 2000 shall be $2,500 per FTE per day, billed in arrears based upon the actual time spent by the FTEs providing these services. It is agreed and understood that the cash payments for the two additional FTEs will be remitted to Regent Pacific within five days of invoice date."

The paragraph of the Original Retainer Agreement entitled "Term of Agreement" is hereby amended in its entirety as follows:

          "TERM OF AGREEMENT: The term of this agreement shall be for twenty-four (24) months, with a right of cancellation by 3D Systems after eighteen (18) months, unless earlier terminated in accordance with this paragraph. Regent Pacific hereby commits the availability of its resources to 3D Systems under this agreement for the full twenty-four (24) month term of the engagement. 3D Systems may discharge Regent Pacific (i) for any material breach of this agreement, or (ii) at any time after the non-cancelable period provided that 3D Systems had delivered 60-day written notice of intent to cancel this agreement. Regent Pacific may withdraw from this assignment at any time with 3D Systems' consent or for good cause without 3D Systems' consent. Good cause includes 3D Systems' breach of this agreement (including 3D Systems' failure to pay any invoice within five working days of presentation), or any fact or circumstance that would render our continuing participation in the assignment unethical or unlawful."



                                    # # # # #


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Mr. Jim D. Kever
Mr. Kevin S. Moore
Special Committee of the Board of Directors
August 8, 2000
Page 3 of 3







Very truly yours,


REGENT PACIFIC MANAGEMENT CORPORATION



By: /s/ GARY J. SBONA
   ------------------------------------------------
        Gary J. Sbona
        Chairman and Chief Executive Officer




THE FOREGOING IS HEREBY APPROVED AND AGREED TO:


DATED: August 8, 2000

3D SYSTEMS CORPORATION
(Signifies full agreement with all terms and conditions)



BY: /s/ JIM D. KEVER
   ------------------------------------------------
    Name:  Jim D. Kever          Title: Director



BY: /s/ KEVIN S. MOORE
   ------------------------------------------------
    Name:  Kevin S. Moore        Title:  Director